8-K 1 restate8k.htm FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2005

 AMERICAN COMMUNITY PROPERTIES TRUST

(Exact name of registrant as specified in its charter)
Maryland	001-14369	52-2058165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Smallwood Village Center
St. Charles, Maryland 20602

(Address of principal executive offices) (Zip Code)

Registrants' telephone number, including area code:  (301) 843-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02                                             Results of Operations and Financial Condition.

On November 15, 2005, American Community Properties Trust, the registrant, issued a press release announcing its financial and operational results for the third quarter of 2005 and that it will restate its audited financial results for the years, ended December 31, 2002, 2003 and 2004 and it unaudited quarterly results for the periods ended March 31, 2005 and June 30, 2005. The restated financial results will appear in amendments to be filed with respect to the registrant's 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and March 31, 2005. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

The information in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed "filed" with the Securities and Exchange Commission for any purpose including Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any registration statement filed by the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filing.

 This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the registrant's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 4.02                       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

 The registrant's Board of Trustees, including its Audit Committee, concluded on November 8, 2005, to restate its audited financial results for the fiscal years ended December 31, 2002, 2003 and 2004 and its unaudited quarterly results for the periods ended March 31, 2005 and June 30, 2005, (the "Restatement"). The Restatement primarily reflects the following adjustments to correct the accounting for income taxes:

  During the fourth quarter 2005, the Company determined that certain intercompany interest was subject to a U.S. withholding tax when the interest is paid. This withholding obligation had not been previously accrued when the interest income was earned. This adjustment will decrease net income by $45,000 and $48,000 for the three months ended March 31, 2005 and June 30, 2005, respectively, and $149,000, $141,000 and $148,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and decrease retained earnings as of December 31, 2001 by $469,000 related to the period from 1998 through the end of 2001.
  In addition, at the same time the Company determined that certain income from our Puerto Rico operations could be treated as income of ACPT even though it was not distributed to ACPT. This undistributed income may not constitute qualifying income for purposes of the publicly traded partnership ("PTP") provisions of the Internal Revenue Code and could affect ACPT's tax status as a PTP. The Company believes that maintaining our PTP status is in the best interest of ACPT and its shareholders. Accordingly, the Company is actively pursuing alternatives available under the Internal Revenue Code to maintain our PTP status. One possible result is that the Company may be required to pass taxable income through to the current shareholders to maintain its PTP status. If such an outcome were reached, the Company would plan to declare and pay dividends adequate to offset any additional tax burden incurred by shareholders. However, if the Company is unsuccessful in its efforts to preserve its PTP status, ACPT would be subject to U.S. federal income taxes at regular corporate rates. The Company cannot predict whether it will be successful in its efforts to preserve its PTP status and, accordingly, the Company has decreased net income, by $142,000 and $154,000 for the three months ended March 31, 2005 and June 30, 2005, respectively, and $474,000, $416,000 and $471,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and decreased retained earnings at December 31, 2001 by $3,008,000 for the period 1998 through the end of 2001 for this matter. The estimated amounts accrued for this matter remain subject to final resolution with the IRS and therefore are subject to change

The Audit Committee and the Board of Trustees discussed the Restatement with Ernst & Young LLP, the registrant's independent registered public accounting firm.  The registrant will include the restated results in amendments to its 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended June 30 and March 31, 2005 when these filings are made, which is expected to occur within the next few weeks. In the interim, investors should no longer rely on the financial statements currently on file with the SEC including the financial statements for the three years ended December 31, 2004 in the registrant's Form 10-K for the year ended December 31, 2004 and the related independent auditor's report thereon, and the unaudited financial statements for all interim periods through June 30, 2005.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST

Date: November 15, 2005	By:
		Name:	Cynthia L. Hedrick
		Title:	Senior Vice President and Chief Financial Officer